EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of January 1, 1997, by and between BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), with offices at 1800 Walt Whitman Road, Melville, New York 11747 and ROBERT P. WONG (the "Executive"), residing at 12 Cameron Drive, Huntington, New York 11743.

         WHEREAS, the Company wishes to continue the employment of the Executive as of January 1, 1997, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the Executive is willing to continue to serve in the employ of the Company as of January 1, 1997, upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, the Company and the Executive agree as follows:

         1. Employment and Duties. The Company hereby employs the Executive to render full-time exclusive services to the Company during the Term (as defined in Section 2 hereof) as Vice Chairman, Chief Technology Officer of the Company. The Company agrees that the Executive shall have such power and authority as shall reasonably be required to fulfill all duties in an efficient manner. The Company agrees that the Company's headquarters, where the Executive will be performing his duties, shall remain in Nassau or Suffolk Counties, within a twenty (20) mile radius of the Company's present headquarters. The Executive hereby accepts such employment and agrees to devote his full time, attention and best efforts exclusively to performing the duties of such office, and such other duties appropriate to a senior executive officer as may be directed by the Company's President and Chief Executive Officer. During the Term of this Agreement, the Company will use its best efforts to have the Executive elected to the Board of Directors of the Company and its subsidiaries, and elected Vice Chairman of the Board of Directors. In the event the Executive is employed with the Company until December 31, 1998, the Company will discuss the possibility of a renewable employment agreement with terms (including base compensation) at least as favorable to the Executive as in effect during the twelve (12) month period prior to such date.


         2. Term. This Agreement shall become effective on January 1, 1997 (the "Effective Date"). The Executive will be employed by the Company for a period of two years commencing on the Effective Date and terminating on December 31, 1998, subject to the earlier termination at any time during the Executive's period of employment, as hereinafter provided (the "Term").

         3.       Compensation.

                  (a) The Company shall pay the Executive a salary for the services to be rendered by him pursuant to this Agreement at the annual rate of $102,000; provided, however, on or before July 1, 1997, the Company's Board of Directors will consider an increase in the annual rate by $25,000, such increase to be retroactive to January 1, 1997 (the Executive's annual rate of payment is herein called "Salary"). The Salary shall be payable in periodic installments commencing after the Effective Date in accordance with the Company's regular payroll practices as in effect from time to time. On January 1 of each year of the Term, beginning with January 1, 1998, the Salary shall automatically increase by an amount determined by multiplying the Salary then in effect by the percentage increase in the Consumer Price Index (New York area) from January 1 of the prior year to January 1 of the then current year.
                  (b) The Executive shall be entitled to receive a bonus, which amount for the period ending December 31, 1997 shall not exceed $70,000 nor be less than $25,000. The amount of the bonus for the year ending December 31, 1998 shall be agreed to by the Executive and the Company by December 31, 1997, and be based upon mutually agreed to objectives for the Executive.

                  (c) The grant of a total of 500,000 options to the Executive as per the attached schedule is hereby confirmed.

                  (d) On or before July 1, 1997, the Executive shall receive, in addition to his Salary and any bonus, options to purchase at the fair market value on the date of grant 500,000 shares of common stock of the Company (such options called the "New Options" shall vest and become exercisable for 50% of such shares on the date of grant, and for 50% of such shares on January 2, 1998, to the extent available under the Plan, or if options are not available under the Plan, upon the terms and subject to the conditions which shall be similar to the Plan options. The Company will use its best efforts to seek shareholder approval of any New Options that require such approval. All options (including New Options) granted to the Executive under the Plan that are not vested on his date of termination for Cause (defined herein) or upon the voluntary termination by the Executive of his employment hereunder under circumstances not set forth in Section 4(d), shall be automatically cancelled. The New Options granted hereunder shall be incentive stock options to the extent they may qualify for such treatment.

                  (e) The Executive shall be entitled to participate in and receive the benefits under any pension plans or bonus plans of the Company or of any subsidiary (i.e., Drew Shoe), whichever is more beneficial to the Executive, and shall be included in, at no cost to Executive, the Company's health plan (including hospitalization, medical and major medical), life, prescription drug, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other employees of the Company.

                  (f) The Executive shall be entitled to an automobile allowance for the Term of this Agreement which shall be used for automobile expenses, including lease payments, insurance, fuel, maintenance, registration and taxes and shall be promptly reimbursed for documented out-of-pocket expenses incurred in the performance of the Executive's duties.

                  (g) The Executive shall be entitled to four (4) weeks paid vacation each year which shall accrue pursuant to the Company's vacation policy. The Executive shall be entitled to carry two (2) weeks of unused vacation time to any subsequent year without being paid for such vacation time, provided, however, on termination by the Company pursuant to either Section 4(c) or 4(d) hereof, the Executive shall also be paid for all unused vacation time.

                  (h) The Executive shall be entitled to reimbursement for all reasonable travel and other expenses incurred by the Executive in connection with his service under the Agreement.

         4.       Termination of Employment.

                  (a) (1) The Executive's employment hereunder shall terminate automatically as of the date of his death or upon the Executive's becoming eligible for benefits under the Company's long term disability plan as in effect from time to time, or if no disability plan is in effect, upon the Executive becoming permanently disabled as defined in the first sentence of Internal Revenue Code ss.22(e)(3). In the event of death, the Executive's estate shall have one (1) year from the date of his death to exercise any outstanding and unexercised options. In the event the Executive is permanently disabled as defined herein, he or his designee will have one (1) year to exercise any outstanding and unexercised options.

                         (2)  Upon  termination  of the  Executive's  employment
under circumstances described in Section 4(a)(1) above, the Company shall pay and provide to the Executive (or, in the event of his death, to his surviving spouse or such other beneficiary as the Executive may designate in writing, or if there is neither, to his estate):

                         (i) his earned but unpaid  Salary and bonus and accrued
vacation pay as of the date of termination of his employment with the Company;

                         (ii) the benefits, if any, to which he is entitled as a
former employee under the Company's employee benefit plans and programs and compensation plans and programs in which he was a participant; and

                         (iii) any reimbursements due to him under Section 3(h).

                  (b) The Company may at any time at its option, immediately terminate the Executive's employment for "Cause" (as hereinafter defined). In the event of termination for Cause, the Executive shall receive the earned Salary and benefits (except he shall not receive any bonus earned but not yet paid) described in Sections 4(a)(2)(i), (ii) and (iii) and no other compensation. For purposes of this Agreement, the term "Cause" means (i) any conviction of the Executive of a felony under the laws of the United States or any state thereof; or (ii) gross or willful misconduct of the Executive in connection with the performance of his duties that has caused or is highly likely to cause severe harm to the Company; or (iii) intentional dishonesty by the Executive in the performance of his duties hereunder which has a material adverse effect on the Company.

                  (c) The Company may terminate the Executive's employment in its sole discretion for any reason on not less than one hundred eighty (180) days written notice to the Executive.

                  (d) The Executive may terminate his employment under circumstances where the Company has committed, during a thirty (30) day period after written notice has been delivered to the Company, a continuing material breach of its obligations under this Agreement including, but not limited to, any policy or course of conduct which has the effect of causing or requiring the Executive to report to, or be responsible to, any person other than the Company's Chief Executive Officer.

                  (e) In the event (1)  termination  by the Company  pursuant to
Section 4(c), (2) termination by the Executive pursuant to Section 4(d) (which includes the failure of the Company to elect the Executive the Vice Chairman of its Board of Directors), or (3) in the event the Company does not reach an agreement with Executive to extend his employment after January 1, 1999, the Executive shall receive (A) the Salary and benefits described in Sections 4(a)(2)(i), (ii) and (iii), (B) payment of his then Salary in monthly installments for a period of six (6) months after the date of termination, provided, however, so long as the Company is willing to enter into an extension/renewal of this Agreement for a period of at least two (2) years following January 1, 1999 on terms substantially similar to the terms of this Agreement in effect on December 30, 1998, the Company shall not be obligated to pay the Executive his Salary for this additional six month period if an agreement between the Company and the Executive is not achieved.

                  (f) The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages set forth above constitute reasonable damages under the circumstances and the sole amounts due to the Executive, and do not require mitigation by the Executive or are subject to set-off or counterclaim by the Company.

                  (g) In the event that a transaction or circumstance occurs or eventuates, which reasonably may be construed as effecting or constituting a clear and present probability of effecting a change in "control" of the Company, then the Executive may elect by written notice to the Company, to treat any such transaction or circumstance as a continuing material breach of this Agreement and terminate his employment with the Company. It is agreed that, in such event, Executive will suffer irreparable damage and harm which will be incapable or very difficult of accurate estimation. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise.

         5.       Covenants and Representations.

                  (a) The Executive has not and unless authorized or instructed in writing by the Company, the Executive shall not, except as required in the conduct of the Company's business, disclose to others, or use, any of the Company's inventions or discoveries or its secret or confidential information, knowledge or data (oral, written, or in machine-readable form) which the Executive may have obtained or will obtain during the course of or in connection with the Executive's employment, including, without limitation, such inventions, discoveries, information, knowledge, know-how or data relating to machines, equipment, products, services, systems, software, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Executive, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge, know-how or data have been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such inventions, discoveries, information, knowledge, know-how or data become available to the public otherwise than by the Executive's act or omission.

                  (b) During the course of his employment by the Company, the Executive shall not, except as required in the conduct of the Company's business, disclose to others, or use, any of the information relating to present and prospective marketing, sales and advertising programs and agreements with representatives or prospective representatives of the Company, present or prospective sources of supply or any other business arrangements of the Company, including but not limited to, customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Executive, by others in the Company or obtained by the Company from third parties and irrespective of whether or not such information has been identified by the Company as secret or confidential, unless and until, and than only to the extent that, such information becomes available to the public otherwise than by the Executive's act or omission.

                  (c) (i) The Executive agrees to disclose immediately to the Company or any persons designated by it and to assign to the Company at its option, or its successors or assigns, all inventions made, discovered, conceived or first reduced to practice by the Executive, solely or jointly with others, at any time during the time while employed by the Company, which inventions are made, discovered or conceived either in the course or such employment, or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Executive's employment by the Company may bring the Executive into contact, or which relate to any investigations or obligations undertaken by the Company; and the Executive hereby grants and agrees to grant the right to the Company and its nominees to obtain, for its own benefit and in its own name (entirely at its expense)
patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, etc., and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Executive shall assist the Company without further charge during the period of the Executive's employment, through counsel designated by the Company to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid inventions, applications and patents as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all right, title and interest in and to said inventions, applications and patents.

                         (ii) the Executive  agrees to disclose  immediately  to
the Company or any persons designated by it and to assign to the Company, at its option, or its successors or assigns, all works of authorship, including all writings, manuals, computer programs, software and hardware, written or created by the Executive solely or jointly with others, at anytime during the course of his employment by the Company, which works are made or conceived either in the course of such employment, or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Executive's employment by the Company may bring the Executive into contract or which relate to any investigations or obligations undertaken by the Company; and the Executive hereby agrees that all such works are works made for hire, of which the Company is the author and the beneficiary of all rights and protections afforded by the law of copyright in any and all countries; and the Executive will assist the Company without further charge during the term of his employment, through counsel designated by the Company, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid works, as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.

                  (d) As a matter of record, attached hereto as Exhibit A is a complete list and brief description of all inventions, patented or unpatented, which the Executive has made or conceived prior to his employment by the Company, and which shall be excluded the terms from this Agreement, and as Exhibit B, is a complete list and brief description of all works of authorship, patented or unpatented, which the Executive has made or conceived prior to his employment by the Company, which shall be excluded from the terms of this Agreement. The Executive covenants that such lists are complete and accurate.

                  (e) (i) The Executive shall not during the "Non-Competition Period," determined as hereinafter provided, engage in, represent or be connected with, an officer, director, partner, employee, sales representative, proprietor, consultant, associate, agent, co-venturer, or otherwise, any business or activity competing with the business of the Company or its subsidiaries or affiliates or any part thereof as conducted by them prior to the termination of his employment in any geographic location where the Company conducts business at the time of the termination of the employment. The term "Non-Competition Period" as used herein means a period, immediately following the termination of the employment of the Executive hereunder, of (A) 6 months, or (B) a period shorter than 6 months if so designated by the Company by written notice given to the Executive at least 20 days before the end of such shorter period so designated by the Company.

                         (ii) The  prohibitions in Subsection (i) of Section (e)
shall bind the Executive only so long as the Company pays him monthly, upon demand, a sum at least equal to one hundred (100%) percent of the Executive's monthly base pay at termination, as defined below, for each amount of such unemployment during the Non-Competition Period. The term "monthly base pay" means the Executive's monthly Salary, in all cases including bonus or other extra compensation or benefits, and is subject to regular deductions for taxes, social security payments, etc. If the Executive is being paid after his termination of employment pursuant to the provisions of Subsection (c) and (d) of Section 4, no payments are required to be made pursuant to this Subsection
(ii) of Section (e) so long as the  payments  under  subsections  (c) and (d) of
Section 4 are being made.

                  (f) (i) During the time  employed by the Company,  and for six
(6) months thereafter, the Executive shall not engage in business of the type conducted by the Company with or solicit business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within two (2) years preceding the termination of his employment, induce or attempt to induce any such customer of the Company to reduce its business with the Company, solicit or attempt to solicit any employees of the Company, to leave the employ of the Company or offer or cause to be offered employment to any person who was employed by the Company at any time during the two (2) years prior to the termination of his employment with the Company, while employed by the Company, and for six (6) months thereafter, the Executive shall also not engage in business of the type conducted by the Company with or solicit business of the type conducted by the Company from any prospective customer of the Company.

                  (ii) All computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the Company's business and plans, and those of others entrusted to the Company which are prepared or created by the Executive or which may come into his possession at any time during his employment, are the property of the Company, and upon termination of his employment, the Executive agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and writings and all copies thereof to the Company.

                  (g) If any of the rights or restrictions contained or provided for in this Agreement shall be deemed top be unenforceable by reason of the extent, duration or geographical scope, or other provisions hereof, or any other provisions of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this Agreement in its reduced form for all purposes in the manner contemplated hereby.

                  (h) The Executive agrees to cooperate with the Company with respect to the Company obtaining life insurance on the life of the Executive with the Company named as the beneficiary or disability insurance with respect to Executive or both.

         6. Indemnification and Attorneys' Fees. During the Term of his employment and thereafter, the Company shall indemnify, hold harmless and defend the Executive from all damages, claims, losses, and costs and expenses (including reasonable attorney's fees) arising out of, in connection with, or relating to all acts or omissions taken or not taken by him in good faith while performing services for the Company and shall further reimburse the Executive for all expenses (including attorney's fees) incurred in enforcing the benefits of this Agreement. If and to the extent that the Company maintains, at any time during the Term, an insurance policy covering the other officers and directors of the Company against lawsuits, the Company shall use its best efforts to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors during the Term and for a period of at least five (5) years thereafter.

         7.       Miscellaneous.

                  (a) Neither of the parties hereto shall have the right to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, provided, however, that this Agreement shall inure to the benefit or and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger or consolidation of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company.

                  (b) This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be construed and enforced according to the laws of the State of New York without giving effect to the conflicts of laws rules thereof.

                  (c) This Agreement contains the full and complete agreement or the parties relating to the employment of the Executive hereunder and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto. This Agreement may not be amended, modified or supplemented, and no provision or requirement hereof may be waived, except by written instrument signed by the Party to be charged.

                  (d) If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent.

                  (e) Except for applications for injunctive relief, any dispute or question arising from this Agreement or its interpretation shall be settled by arbitration in accordance with the commercial rules then in effect of the American Arbitration Association. Hearings of the arbitrator(s) shall be held in the county of Nassau, State of New York, unless the parties agree otherwise. Judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, including courts in the State of New York. Any award so rendered shall be final and binding upon the parties hereto. All costs and expenses of the arbitrator(s) shall be paid as determined by such arbitrator(s), and all costs and expenses of experts, witnesses and other persons retained by the parties shall be borne by them respectively, subject to the provisions of
Section 6 hereof. In the event that injunctive relief is requested, either of the parties shall have the right to seek provisional remedies prior to an ultimate resolution by arbitration, service of process to commence the arbitration may be given as provided in Subsection (f) below.

                  (f) All notices which either party hereto is required or permitted to give to the other will be given by certified mail or by personal delivery, addressed to such other at the address referred to above, or at such other place as either may from time to time designate by notice to the other in writing. Three days after the date of mailing of any such notice and the date of actual delivery if made by personal delivery will be deemed to be the date of delivery thereof.

                  (g) No waiver by either party of any breach or nonperformance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

                  (h) The enumeration and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

                  (i) Unless the context otherwise requires, whenever used in this Agreement the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter or feminine gender and vice versa.

                  (j) Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall upon a Saturday, Sunday or a legal holiday, the date for such determination or action shall be extended to the first business day immediately thereafter.

                         (k) This  Agreement  may be  executed  in any number of
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument. This Agreement shall not be effective unless and until executed by all parties hereto.

                  (l) Should any of the provisions of this Agreement require judicial interpretation, it is agreed that the court or arbitrator interpreting or construing this Agreement shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that both parties and their respective agents have participated in the preparation of this Agreement.

                  (m) All provisions hereof which by their nature shall survive the termination of the Executive's employment, including, without limitation, the provisions in Section 5, shall survive the termination of the Executive's employment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                          BCAM INTERNATIONAL, INC.


                                         By:\s\ Glenn Santmire
                                         ------------------------
                                         Authorized Board Member


                                           \s\ Robert Wong
                                           -----------------
                                               Robert Wong

                                                      SCHEDULE


                           267,500                            7/3/95
                           175,000                            2/16/95
                             7,500                            7/21/94
                            25,000                            2/16/95
                            25,000                            6/22/95
                           --------

TOTAL                      500,000